Exhibit 3.2.78

NCB TYPE ALL INFORMATION EXCEPT SIGNATURES. FILED JUN 12 1991 JOAN HABERLE Secretary of State 0701143

CERTIFICATE OF AMENDMENT TO THE

CERTIFICATE OF INCORPORATION OF

Loews Rahway Cinemas, Inc.

(For Use by Domestic Corporations Only)

To:	The Secretary of State State of New Jersey

“FEDERAL EMPLOYER IDENTIFICATION NO.” 13-3367033

Pursuant to the provisions of Section 14A:9-2(4) and Section 14A:9-4(3), Corporations, General, of the New Jersey Statutes, the undersigned corporation executes the following Certificate of Amendment to its Certificate of Incorporation:

1. The name of the corporation is Loews Rahway Cinemas, Inc.

2. The following amendment to the Certificate of Incorporation was approved by the directors and thereafter duly adopted by the shareholders of the corporation on the 31st day of May, 1991:

Resolved, that Article First of the Certificate of Incorporation be amended to read as follows:

“The name of the corporation is Loews Newark Cinemas, Inc.”

3. The number of shares outstanding at the time of the adoption of the amendment was 500. The total number of shares entitled to vote thereon was 500.

If the shares of any class or series are entitled to vote thereon as a class, set forth below the designation and number of outstanding shares entitled to vote thereon of each such class or series. (Omit if not applicable.)

4. The number of shares voting for and against such amendment is as follows: (If the shares of any class or series are entitled to vote as a class, set forth the number of shares of each such class and series voting for and against the amendment, respectively.)

Number of Shares Voting For Amendment	Number of Shares Voting Against Amendment
500	0

(If the amendment is accompanied by a reduction of stated capital, the following clause may be inserted in the Certificate of Amendment, in lieu of filing a Certificate of Reduction under Section 14A:7-19, Corporations, General, of the New Jersey Statutes, Omit this clause if not applicable.)

(Omit if not applicable)

(Use the following only if an effective date, not later than 30 days subsequent to the date of filing is desired.)

Dated this 31st day of May, 1991.

Loews Rahway Cinemas, Inc.
(Corporate Name)

By	/s/ SEYMOUR H. SMITH	*
(Signature)

Seymour H. Smith, Executive Vice President
(Type or Print Name and Title)

(*May be executed by the chairman of the board, or the president, or a vice-president of the corporation.)

Filing Fee	$50.00

NOTE: No recording fees will be assessed.

FOLDER NO.:

	CERTIFICATE OF AMENDMENT TO CERTIFICATE OF INCORPORATION OF	RECORDED AND FILED:

Loews Rahway Cinemas, Inc.
(Domestic Corporations Only)

FILED BY:

__________________
Recorder’s Initials

TRANSACTION NO.:	__________________

ARTICLES OF INCORPORATION

OF

LOEWS RAHWAY CINEMAS, INC.

THE UNDERSIGNED, in order to form a corporation for the purposes hereinafter stated, under and pursuant to the provisions of the New Jersey Business Corporation Act, hereby certifies as follows:

FIRST: The name of the corporation is LOEWS RAHWAY CINEMAS, INC.

SECOND: Its initial registered office is to be located at 400 Plaza Drive, Secaucus, New Jersey 07094. The name of its initial registered agent at that address is Loews Theatre Management Corp.

THIRD: The purposes of the corporation is to engage in any activity within the purposes for which a corporation may be organized under the New Jersey Business Corporation Act.

FOURTH: The aggregate number of shares which the corporation is authorized to issue is Five Hundred (500) Shares having a par value of One ($1.00) Dollar per share.

FIFTH: The name and address of the incorporator is:

Barbara R. Corbett

400 Plaza Drive

Secaucus, New Jersey 07094

INB FILED MAR 7 1990 JOAN HABERLE Secretary of State 0607060

SIXTH: The number of directors constituting the first board is (3) and the names and addressed of the persons who are to serve as such directors are:

Virginia Panzer

400 Plaza Drive

Secaucus, New Jersey 07094

Lorraine DeGrazia

400 Plaza Drive

Secaucus, New Jersey 07094

Linda Scotti

400 Plaza Drive

Secaucus, New Jersey 07094

IN WITNESS WHEREOF, I have hereunto set my hand and seal this 23rd day of February, 1990.

/s/ BARBARA R. CORBETT
Barbara R. Corbett
Incorporator

New Jersey Department of State

Division of Commercial Recording

Certificate of Amendment to the

Certificate of Incorporation

(For Use by Domestic Profit Corporations)

Pursuant to the provisions of Section 14A:9-2(4) and Section 14A:9-4(3), Corporations. General of New Jersey Statutes, the undersigned corporation executes the following Certificate of Amendment to its Certificate of Incorporation:

1. The name of the corporation is: Loews Newark Cinemas, Inc.

2. In accordance with Section 14A:14-24 of the General Corporation Law of New Jersey, this Amendment of the Articles of Incorporation was made pursuant to a provision contained in an order of the United States Bankruptcy Court for the Southern District of New York having jurisdiction over a proceeding for the reorganization of this Corporation in the matter of In re Loews Cineplex Entertainment Corporation et. al., case number 01-40562, confirmed and approved on March 1, 2002

3. Article Four of the Certificate of Incorporation shall be amended by adding the following sentence:

“In accordance with Section 1123(a)(6) of the Bankruptcy Code, the Corporation shall not issue non-voting equity securities prior to March 21, 2003.”

Dated this 21 day of March, 2002

BY:	/s/ BRYAN BERNDT
Bryan Berndt
Vice President